                                                                   Exhibit 10.30

                                   NEUROLOGIX
                                ONE BRIDGE PLAZA
                           FORT LEE, NEW JERSEY 07024

                                 October 8, 2003

Dr. Matthew During

Dear Dr. During:

      This letter (the "Amendment") amends that certain Consulting Agreement, dated as of October 1, 1999 (the "Consulting Agreement"), between yourself and Neurologix, Inc., a Delaware corporation ("Neurologix"). Capitalized terms used herein but not otherwise defined herein shall have the respective meanings assigned to such terms in the Consulting Agreement.

      It is therefore agreed as follows:

      1. Section 4 of the Consulting Agreement is amended and restated to read in its entirety as follows:

                             4. TERM AND TERMINATION. The term of this Agreement
                shall commence on the date hereof and shall continue for eight
                (8) years until September 30, 2007, unless earlier terminated for cause (including breach of any agreement between the parties) by either party upon thirty (30) days written notice to the other party.

      2. Except as amended above by this Amendment, all of your and Neurologix's respective rights and obligations under the Consulting Agreement and the related Confidentiality, Proprietary Information and Inventions Agreement, dated as of October 1, 1999, between yourself and Neurologix, shall be deemed preserved by this amendment, without modification or reduction.

      3. This Amendment shall be governed by, and construed pursuant to, the laws of the State of New York applicable to agreements made and to be performed wholly within such State.

              (This space intentionally left blank; the signature page follows)

            IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above. This Amendment may be executed in counterparts.

                                                   Very truly yours,

                                                   NEUROLOGIX, INC.


                                                   By: /s/ Michael Kaplitt
                                                       -------------------------
                                                       Dr. Martin J. Kaplitt
                                                       President

ACCEPTED AND AGREED:

/s/ Matthew During
---------------------------
Dr. Matthew During

                                      Consulting Agreement Signature Page-During

                              CONSULTING AGREEMENT

            THIS CONSULTING AGREEMENT, dated as of October 1, 1999 by and between DR. MATTHEW DURING (hereinafter, the "Consultant"), having an address c/o Palisade Private Partnership, L.P., One Bridge Plaza, Fort Lee, New Jersey 07024, and NEUROLOGIX, INC., a Delaware corporation (the "Company"), having offices at c/o Palisade Private Partnership, L.P., One Bridge Plaza, Fort Lee, New Jersey 07024.

            WHEREAS, the Company is engaged in scientific research on human gene therapy using adenovirus and adeno-associated virus vectors in the nervous system (the "Field");

            WHEREAS, the Consultant has extensive experience in the Field, and the Company seeks to benefit from the Consultant's expertise by retaining the Consultant as a consultant to the Company;

            WHEREAS, the expertise of the Company's consultants is an important factor in the Company's ability to raise financing; and

            WHEREAS, the Consultant desires to perform consulting services in the Field to the Company, pursuant to the terms of this Agreement;

            NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Consultant hereby agree as follows:

            1. RELATIONSHIP. The Consultant is hereby engaged by the Company (i) to provide scientific advice and consulting services to the Company on an exclusive basis within the Field as specified below, (ii) to assist the Company in seeking financing, including meeting with prospective investors and (iii) to serve on the Company's Scientific Advisory Board. The Consultant shall not be, and shall not represent himself to anyone as, an employee of the Company or entitled to any employment rights or benefits from the Company.

            2. EXCLUSIVE CONSULTING.

            (a) The Consultant shall provide such advice and perform such consulting services as are requested from time to time by the Company in the Field. The Consultant shall not consult with any other person or entity with respect to the Field, except on behalf of and for the benefit of the Company, under appropriate confidentiality and non-disclosure arrangements. In addition, the Consultant shall be generally available for telephonic advice and consulting at reasonable frequencies and of reasonable duration in connection with, or in lieu of, any of these visits. The Consultant shall, as appropriate, provide the Company with brief written summary reports on the Consultant's work relating to the consulting services hereunder.

            (b) The Consultant shall meet with prospective investors or other persons who have or are considering business relationships with the Company or communicate with such parties by letter, telephone or otherwise in connection with the Company's financing and other business activities, all as requested from time to time by the Company.

               (c) The Consultant shall serve as a member of the Company's Scientific Advisory Board.

            3. COMPENSATION.

            (a) The Consultant shall be compensated on a quarterly basis in the amount of $25,000.

            (b) The Company shall reimburse the Consultant for all reasonable travel and related expenses required for the performance of the Consultant's consulting hereunder if approved in advance and upon presentation of satisfactory invoices and receipts therefor.

            (c) The Consultant shall be solely responsible for all reporting and paying of any and all federal, state and local taxes, contributions and withholding and any other claim to or arising out of any compensation paid by the Company to the Consultant hereunder.

            4. TERM AND TERMINATION. The term of this Agreement shall commence on the date hereof and shall continue for five (5) years until September 30, 2004, unless earlier terminated for cause (including breach of any agreement between the parties) by either party upon thirty (30) days written notice to the other party.

            5. CONFIDENTIALITY, OWNERSHIP OF DISCOVERIES AND INFORMATION. The Consultant agrees to execute and perform all of the obligations of a consultant described in the Confidentiality, Proprietary Information and Inventions Agreement (the "Confidentiality Agreement") in the form attached hereto as ANNEX
B. To the fullest extent not prohibited by any agreement in place on the date hereof between the Consultant and any educational institution, the Consultant hereby assigns to the Corporation all right, title and interest in and to any existing or future technology, know-how or other intellectual property he now or in the future may own related to the Field that arises from research or consulting services performed prior to or during the term of this Agreement.

            6. CONSULTANT'S REPRESENTATIONS AND WARRANTIES. The Consultant represents and warrants to the Company as follows:

            (a) The Consultant is not under any legal obligation, including any obligation of confidentiality or non-competition, which prevents the Consultant from executing or fully performing this Agreement, or which would render such execution or performance a breach of contract with any third party; and

            (b) The Consultant's performance hereunder will not give rise to any right or claim by any third party, including, but not limited to, any of the Consultant's employers or any person to whom the Consultant has provided or currently provides consulting services, to any intellectual or other property or rights of the Company.

            7. INDEMNIFICATION. The Consultant agrees to indemnify the Company and its directors, officers and controlling stockholders (each, an "Indemnified Person") against, and to hold each Indemnified Person harmless from, any claims or suits by a third party against the Company or any liabilities or judgments based thereon, either arising from the Consultant's performance of services for the Company under this Agreement or arising from any use by the Company of information or products which result from the Consultant's performance of services under this Agreement.

            8. NOTICES. Notices to any party hereunder shall be deemed to be sufficiently given if delivered personally or sent by first class mail, with proper postage affixed, to the address of such party set forth herein, or to such other address as may be specified by either party by notice to the other party hereto. Notices shall be deemed given when delivered, if delivered personally, or on the third business day after mailing, as provided above.

            9. SEVERABILITY. In the event any provision of this Agreement is determined by a court of competent jurisdiction to be unenforceable, the parties will negotiate in good faith to restore the unenforceable provision to an enforceable state and to provide reasonable additions or adjustments to the terms of the other provisions of this Agreement so as to render the whole Agreement valid and binding to the fullest extent possible, and in any event, this Agreement shall be interpreted to be valid and binding to the fullest extent possible.

            10. MISCELLANEOUS.

            (a) Failure or delay by either party to enforce any right which it may have hereunder shall not be deemed to waive any right which it may have in that or any other instance.

            (b) This Agreement shall be governed by, and construed pursuant to, the laws of the State of New York applicable to agreements made and performed wholly within such State.

            (c) The Company may use the Consultant's name or make reference to the Consultant's writings and professional affiliations in promotional, advertising, marketing or securities offering literature without further consent from the Consultant.

            (d) This Agreement may not be changed orally, but may be changed only in a writing executed by the party to be charged with enforcement.

               IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                                   NEUROLOGIX INC.


                                                   By: /s/ Martin Kaplitt
                                                      --------------------------
                                                       Martin Kaplitt, President


                                                   /s/ Matthew During
                                                   -----------------------------
                                                   Matthew During

                                                                         ANNEX B

                                 NEUROLOGIX INC.

                    CONFIDENTIALITY, PROPRIETARY INFORMATION

                            AND INVENTIONS AGREEMENT

            I recognize that Neurologix, Inc., a Delaware corporation ("Neurologix" and together with its subsidiaries and affiliates, the "Company"), is engaged in a continuous program of research, development, design and production respecting its business, present and future, specifically concerning human gene therapy using adenovirus and adeno-associated virus vectors in the nervous system (the "Field").

            I understand that as part of my performance of duties as an employee, consultant, independent contractor or scientific advisory board member of the Company (the "Engagement"), I will have access to confidential or proprietary information of the Company, and I am (or may be) expected to make new contributions and inventions of value to the Company. I further understand that my Engagement creates in me a duty of trust and confidentiality to the Company with respect to any information: (1) related, applicable or useful to the business of the Company, including the Company's anticipated research and development; (2) resulting from tasks assigned to me by the Company; (3) resulting from the use of equipment, supplies or facilities owned, leased or contracted for by the Company; or (4) related, applicable or useful to the business of any partner, client or customer of the Company, which may be made known to me or learned by me during the period of my Engagement.

            As part of the consideration for my Engagement or continued Engagement, as the case may be, and the compensation received by me from Neurologix from time to time, I hereby agree as follows:

            1. ASSIGNMENT OF PROPRIETARY INFORMATION AND INVENTIONS. All Proprietary Information (as defined on EXHIBIT A hereto) and Inventions (as defined on EXHIBIT A hereto) related to the Field shall be the sole property of the Company and its assigns, and the Company and its assigns shall be the sole owner of all patents, trademarks, service marks, copyrights and other rights (collectively referred to herein as "Rights") pertaining to Proprietary Information and Inventions; provided, however, that the Company shall not be entitled by reason of this Agreement to Rights to Proprietary Information or Inventions which are known to or developed by me outside the course of my Engagement and/or in which the academic institution with which I am affiliated claims rights by reason of agreements entered into by me or of applicable policies of such academic institution. I hereby assign to the Company any rights I may have or acquire in Proprietary Information or Inventions or Rights pertaining to the Proprietary Information or Inventions which Rights arise in the course of my Engagement. I further agree as to all Proprietary Information or Inventions to which Rights arise in the course of my Engagement to assist the Company or any person designated by it in every proper way (but at the Company's expense) to obtain and from time to time enforce Rights relating to said Proprietary Information or Inventions in any and all countries. I will execute all documents for use in applying for, obtaining and enforcing such Rights on such Proprietary Information or Inventions as the Company may desire, together with any assignments thereof to the Company or persons designated by it. My obligation to assist the Company or any person designated by it in obtaining and enforcing Rights relating to Proprietary Information or Inventions shall continue beyond the cessation of my Engagement ("Cessation of my Engagement R). In the event the Company is unable, after reasonable effort, to secure my signature on any document or documents needed to apply for or enforce any Right relating to Proprietary Information or to an Invention, whether because of my physical or mental incapacity or for any other reason whatsoever, I hereby irrevocably designate and appoint Neurologix its duly authorized officers and agents as my agents and attorneys-in-fact to act for and in my behalf and stead in the execution and filing of any such application and in furthering the application for and enforcement of Rights with the same legal force and effect as if such acts were performed by me. I hereby acknowledge that all original works of authorship that are made by me (solely or jointly with others) within the scope of my Engagement and which are protectable by copyright are "works for hire" as that term is defined in the United States Copyright Act (17 USCA, Section 101).

            2. DISCLOSURE OF POTENTIAL INVENTIONS. To the fullest extent not prohibited under any agreement in place on the date hereof between me and any educational institution concerning the Field (as defined in the Consulting Agreement between me and Neurologix dated as of even date herewith), I will promptly disclose to Neurologix all discoveries, developments, designs, improvements, inventions, formulas, software programs, processes, techniques, know-how, negative know-how, writing, graphic and other data concerning the Field, whether or not patentable or registrable under patent, copyright or similar statutes, made, discovered, conceived, begun, reduced to practice or learned by me, either alone or jointly with others during the period and in the course of my Engagement, for the purpose of permitting the Company to determine whether they constitute Inventions. In order to facilitate the complete and accurate disclosures described above, I agree to maintain complete written records of all Inventions and of all work, study and investigation done by me in the course of my Engagement.

            3. CONFIDENTIALITY. At all times, both during my Engagement and after the Cessation of my Engagement, whether the cessation is voluntary or involuntary, for any reason or no reason, or by disability, I will keep in strictest confidence and trust all Proprietary Information, and I will not disclose or use or permit the use or disclosure of any Proprietary Information or Rights pertaining to Proprietary Information, or anything related thereto, without the prior written consent of Neurologix, except as may be necessary in the ordinary course of performing my duties for the Company. I recognize that the Company has received and in the future will receive from third parties their confidential or proprietary information subject to a duty on the Company's part to maintain the confidentiality of such information and to use it only for certain limited purposes. I agree that I owe the Company and such third parties, during my Engagement and thereafter, a duty to hold all such confidential or proprietary information in the strictest confidence, and I will not disclose or use or permit the use or disclosure of any such confidential or proprietary information without the prior written consent of Neurologix, except as may be necessary in the ordinary course of performing my duties for the Company consistent with the Company's agreement with such third party.

            4. NONCOMPETITION AND NONSOLICITATION. During my Engagement, and for a period of one (1) year after the Cessation of my Engagement, I will not directly or indirectly, whether alone or in concert with others or as a partner, officer, director, consultant, agent, employee or stockholder of any company or commercial enterprise, directly or indirectly, engage in any activity in the United States or Canada that the Company shall determine in good faith is or may be in competition with the Company concerning its work in the Field. During my Engagement and for a period of two (2) years after the Cessation of my Engagement, I will not, either directly or indirectly, either alone or in concert with others, solicit or encourage any employee of or consultant to the Company to leave the Company or engage directly or indirectly in competition with the Company in the Field. During my Engagement, I agree not to plan or otherwise take any preliminary steps, either alone or in concert with others, to set up or engage in any business enterprise that would be in competition with the Company in the Field. The following shall not be deemed to be competitive with the Company: (i) my ownership of stock, partnership interests or other securities of any entity not in excess of two percent (2%) of any class of such interests or securities which is publicly traded; and (ii) my continued research engagements for academic institutions in the Field.

            5. DELIVERY OF COMPANY PROPERTY AND WORK PRODUCT. In the event of the Cessation of my Engagement, I will deliver to the Company all devices, records, sketches, reports, memoranda, notes, proposals, lists, correspondence, equipment, documents, photographs, photostats, negatives, undeveloped film, drawings, specifications, tape recordings or other electronic recordings, programs, data and other materials or property of any nature belonging to the Company or its clients or customers, and I will not take with me, or allow a third party to take, any of the foregoing or any reproduction of any of the foregoing.

            6. NO CONFLICT. I represent, warrant and covenant that my performance of all the terms of this Agreement and the performance of my duties for the Company does not and will not breach any agreement to keep in confidence proprietary information acquired by me in confidence or in trust prior to my Engagement. I have not entered into, and I agree that I will not enter into, any agreement, either written or oral, in conflict herewith.

            7. NO USE OF CONFIDENTIAL INFORMATION. I represent, warrant and covenant that I have not brought and will not bring with me to the Company or use in my Engagement any materials or documents of a former employer, or any person or entity for which I have acted as an independent contractor or consultant, that are not generally available to the public, unless I have obtained written authorization from any such former employer, person or firm for their possession and use. I understand and agree that, in my service to the Company, I am not to breach any obligation of confidentiality that I have to former employers or other persons.

            8. EQUITABLE RELIEF. I acknowledge that irreparable injury may result to the Company from my violation or continued violation of the terms of this Agreement and, in such event, I expressly agree that Neurologix shall be entitled, in addition to damages and any other remedies provided by law, to an injunction or other equitable remedy respecting such violation or continued violation by me.

            9. TERMINATION CERTIFICATE. Upon the Cessation of my Engagement, I agree to sign and deliver the "Termination Certificate" attached hereto as EXHIBIT B. My failure to sign such Termination Certificate, however, shall not affect my obligations under this Agreement.

            10. SEVERABILITY. If any provision of this Agreement shall be determined by any court of competent jurisdiction to be unenforceable or otherwise invalid as written, the same shall be enforced and validated to the extent permitted by law. All provisions of this Agreement are severable, and the unenforceability or invalidity of any single provision hereof shall not affect the remaining provisions.

            11. TERMINATION AT WILL. Nothing in this Agreement shall obligate Neurologix to continue to retain me as an employee, consultant, independent contractor or otherwise if I am in breach of this Agreement or any obligation I have to Neurologix and such breach continues for a period of fifteen (15) days after I receive written notice from Neurologix of such breach.

            12. MISCELLANEOUS. This Agreement shall be governed by and construed under the laws of the State of New York applied to contracts made and performed wholly within such state. No implied waiver of any provision within this Agreement shall arise in the absence of a waiver in writing, and no waiver with respect to a specific circumstance, event or occasion shall be construed as a continuing waiver as to similar circumstances, events or occasions. This Agreement contains the sole and entire agreement and understanding between the Company and myself with respect to the subject matter hereof and supersedes and replaces any prior agreements to the extent any such agreement is inconsistent herewith. This Agreement can be amended, modified, released or changed in whole or in part only by a written agreement executed by Neurologix and myself. This Agreement shall be binding upon me, my heirs, executors, assigns and administrators, and it shall inure to the benefit of the Company and each of its successors or assigns. This Agreement shall be effective as of the first day of my being retained to render services to the Company, even if such date precedes the date I sign this Agreement.

            13. THOROUGH UNDERSTANDING OF AGREEMENT. I have read all of this Agreement and understand it completely, and by my signature below I represent that this Agreement is the only statement made by or on behalf of the Company upon which I have relied in signing this Agreement.

            IN WITNESS WHEREOF, the parties have caused this Agreement to be signed on the date written below.

DATED:  as of October 1, 1999                      CONSULTANT/CONTRACTOR:

                                                   /s/ Matthew During
                                                   -----------------------------
                                                   Name:  Matthew During
                                                   Address:


                                                   NEUROLOGIX, INC.


                                                   By: /s/ Martin Kaplitt
                                                       -------------------------
                                                       Martin Kaplitt, President

                                                                         ANNEX B

                                    EXHIBIT A

"Proprietary Information" Defined:

            For purposes of this Agreement, "Proprietary Information" shall mean information relating to the Field and generally unavailable to the public that has been created, discovered, developed or otherwise become known to the Company or in which property rights have been assigned or otherwise conveyed to the Company, which information has economic value or potential economic value to the business in which the Company is or will be engaged. Proprietary Information shall include, but not be limited to, trade secrets, processes, formulas, writings, data, know-how, negative know-how, improvements, discoveries, developments, designs, inventions, techniques, technical data, customer and supplier lists, financial information, business plans or projections and any modifications or enhancements to any of the above.

"Inventions" Defined:

            For purposes of this Agreement, "Inventions" shall mean all Field related discoveries, developments, designs, improvements, inventions, formulas, software programs, processes, techniques, know-how, negative know-how, writings, graphics and other data, whether or not patentable or registrable under patent, copyright or similar statutes, that are related to or useful in the business or future business of the Company or result from use of premises or other property owned, leased or contracted for by the Company. Without limiting the generality of the foregoing, Inventions shall also include anything related to the Field that derives actual or potential economic value from not being generally known to the public or to other persons who can obtain economic value from its disclosure or use.